January 24, 2018	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER FISCAL 2018 RESULTS

•	Record quarterly net revenues of $1.73 billion, up 16% over the prior year’s fiscal first quarter and 2% over the preceding quarter

•	Quarterly net income of $118.8 million, or $0.80 per diluted share, and adjusted quarterly net income of $238.8 million(1), or $1.61 per diluted share(1)

•
Records for the number of Private Client Group financial advisors of 7,537, client assets under administration of $727.2 billion, financial assets under management of $130.3 billion, and net loans at Raymond James Bank of $17.7 billion

•	Annualized return on equity for the quarter of 8.4%, and adjusted annualized return on equity for the quarter of 16.8%(1)

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $1.73 billion and net income of $118.8 million, or $0.80 per diluted share, for the fiscal first quarter ended December 31, 2017. Earnings during the quarter were negatively affected by the estimated discrete impact of the Tax Cuts and Jobs Act (“Tax Act”) of $117 million, primarily related to the remeasurement of U.S. deferred tax assets at a lower enacted corporate tax rate. Excluding this discrete impact and $4 million of acquisition-related expenses, adjusted quarterly net income was $238.8 million(1), or $1.61 per diluted share(1).

“Record client assets and the benefit from higher short-term interest rates enabled the Private Client Group, Asset Management and Raymond James Bank segments to generate record net revenues and pre-tax income in the fiscal first quarter,” said Chairman and CEO Paul Reilly. “Our continued success in attracting and retaining financial advisors, the reduction in the corporate tax rate, and the increase in short-term interest rates in December should provide significant tailwinds for our results going forward.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.23 billion, up 19% over the prior year’s fiscal first quarter and 5% over the preceding quarter

•	Record quarterly pre-tax income of $155.1 million, an increase of 111% over the prior year’s fiscal first quarter, which included a $30 million legal charge, and 9% over the preceding quarter

•	Record Private Client Group assets under administration of $692.1 billion, growth of 18% over December 2016 and 5% over September 2017

•	Private Client Group assets in fee-based accounts of $316.7 billion, a substantial increase of 32% over December 2016 and 8% over September 2017

Growth in securities commissions and fees, as well as higher short-term interest rates, helped the segment generate record results in the fiscal first quarter. The number of financial advisors reached a record 7,537, aided by strong recruiting of independent contractors during the quarter. The portion of assets in fee-based accounts continued to grow, representing 46% of total Private Client group assets under administration at the end of the quarter.

“While a few large firms in our industry exited the Protocol for Broker Recruiting during the quarter, Raymond James remains committed to supporting the agreement, as we believe the integrity of the advisor-client relationship is

Please refer to the footnotes at the end of this press release for additional information.

integral to putting clients’ interests first,” said Reilly. “We also believe our ability to attract and retain advisors is strengthened by our recognition of the relationship between financial advisors and their clients.”

Capital Markets

•	Quarterly net revenues of $216.7 million, down 7% compared to the prior year’s fiscal first quarter and 18% compared to the preceding quarter

•	Quarterly pre-tax income of $4.8 million, down 78% compared to the prior year’s fiscal first quarter and 89% compared to the preceding quarter

Results in the Capital Markets segment during the quarter were negatively impacted by a large sequential decline in investment banking revenues following a very strong fourth quarter of fiscal 2017. Additionally, while institutional commissions improved on a sequential basis, low equity market and interest rate volatility during the quarter contributed to a 15% decline in the segment’s total commissions compared to the prior year’s fiscal first quarter.

“The sequential decline in investment banking revenues was largely attributable to the timing of closings,” said Reilly. “We remain optimistic about our activity levels for both equity underwriting and M&A advisory, while tax reform will likely cause near-term uncertainty for both the Public Finance and Tax Credit Funds businesses.”

Asset Management

•	Record quarterly net revenues of $150.6 million, up 32% compared to the prior year’s fiscal first quarter and 15% compared to the preceding quarter

•	Record quarterly pre-tax income of $57.4 million, an increase of 37% over the prior year’s fiscal first quarter and 18% over the preceding quarter

•	Record financial assets under management of $130.3 billion, reflecting growth of 63% compared to December 2016 and 35% compared to September 2017

Record quarterly revenues and pre-tax income in the Asset Management segment were lifted by record financial assets under management. The increase in financial assets under management was driven by strong organic growth, market appreciation, and the acquisition of Scout Investments and its Reams Asset Management division, which closed on November 17, 2017, adding approximately $27 billion of financial assets under management.

“We are excited to welcome the Scout and Reams teams to the Raymond James family,” said Reilly. “The acquisition significantly expands Carillon Tower Advisers’ product offering and capabilities.”

Raymond James Bank

•	Record quarterly net revenues of $165.2 million, up 20% over the prior year’s fiscal first quarter and 1% over the preceding quarter

•	Record quarterly pre-tax income of $114.2 million, up 10% over the prior year’s fiscal first quarter and 1% over the preceding quarter

•	Record net loans at Raymond James Bank of $17.7 billion, representing growth of 12% over December 2016 and 4% over September 2017

The Bank’s results were lifted by loan growth, the expansion of the available-for-sale, agency-backed securities portfolio, and continued improvement of credit metrics. These factors led to record net interest earnings and a modest loan loss provision for the quarter. The Bank’s net interest margin for the quarter was 3.08%, which increased 2 basis points over the prior year’s fiscal first quarter but declined 3 basis points compared to the preceding quarter. The modest sequential decline in the Bank’s net interest margin was primarily attributable to an increase in the Bank’s excess cash balances and the aforementioned securities portfolio.

Income Tax Rate

The effective tax rate for the quarter was 61.7%, which reflects the $117 million estimated discrete impact of the Tax Act as well as a lower blended federal corporate statutory tax rate of 24.5%(2). Excluding the discrete impact of the Tax Act, our adjusted effective tax rate for the quarter was 24.1%(1).

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, January 25th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-666-1952 (conference code: 6078889), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until July 25, 2018, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,500 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $727 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and changes in tax rules and regulatory developments, or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in thousands, except per share amounts	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017
Total revenues	$1,765,592	$1,528,768	$1,732,686	15%	2%
Net revenues	$1,726,161	$1,492,802	$1,690,111	16%	2%
Pre-tax income (3)	$311,243	$206,379	$278,440	51%	12%
Net income (3)	$118,842	$146,567	$193,489	(19)%	(39)%

Earnings per common share:
Basic	$0.82	$1.03	$1.34	(20)%	(39)%
Diluted	$0.80	$1.00	$1.31	(20)%	(39)%

Non-GAAP measures: (1)
Adjusted pre-tax income (3)	$315,170	$249,045	$316,781	27%	(1)%
Adjusted net income (3)	$238,838	$176,868	$217,260	35%	10%
Adjusted basic earnings per common share	$1.65	$1.24	$1.51	33%	9%
Adjusted diluted earnings per common share	$1.61	$1.21	$1.47	33%	10%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in thousands, except per share amounts	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017
Revenues:
Securities commissions and fees	$1,103,566	$984,385	$1,026,505	12%	8%
Investment banking	64,902	61,425	130,682	6%	(50)%
Investment advisory and related administrative fees	142,023	108,243	127,088	31%	12%
Interest	231,729	182,782	222,576	27%	4%
Account and service fees	184,301	148,791	181,418	24%	2%
Net trading profit	19,870	20,555	22,110	(3)%	(10)%
Other	19,201	22,587	22,307	(15)%	(14)%
Total revenues	1,765,592	1,528,768	1,732,686	15%	2%
Interest expense	(39,431)	(35,966)	(42,575)	10%	(7)%
Net revenues	1,726,161	1,492,802	1,690,111	16%	2%
Non-interest expenses:
Compensation, commissions and benefits	1,152,767	1,006,467	1,103,824	15%	4%
Communications and information processing	83,731	72,161	84,914	16%	(1)%
Occupancy and equipment costs	49,814	46,052	50,680	8%	(2)%
Business development	33,793	35,362	38,740	(4)%	(13)%
Investment sub-advisory fees	22,321	19,295	21,450	16%	4%
Bank loan loss provision/(benefit)	1,016	(1,040)	(110)	NM	NM
Acquisition-related expenses	3,927	12,666	877	(69)%	348%
Losses on extinguishment of debt	—	—	37,464	—	(100)%
Other	67,108	94,324	70,053	(29)%	(4)%
Total non-interest expenses	1,414,477	1,285,287	1,407,892	10%	—
Income including noncontrolling interests and before provision for income taxes	311,684	207,515	282,219	50%	10%
Provision for income taxes	192,401	59,812	84,951	222%	126%
Net income including noncontrolling interests	119,283	147,703	197,268	(19)%	(40)%
Net income attributable to noncontrolling interests	441	1,136	3,779	(61)%	(88)%
Net income attributable to Raymond James Financial, Inc.	$118,842	$146,567	$193,489	(19)%	(39)%

Earnings per common share – basic	$0.82	$1.03	$1.34	(20)%	(39)%
Earnings per common share – diluted	$0.80	$1.00	$1.31	(20)%	(39)%
Weighted-average common shares outstanding – basic	144,469	142,110	143,913	2%	—
Weighted-average common and common equivalent shares outstanding – diluted	148,261	145,675	147,761	2%	—

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended			% change from
$ in thousands	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017
Net revenues:
Private Client Group	$1,233,051	$1,040,089	$1,169,082	19%	5%
Capital Markets	216,665	233,016	265,587	(7)%	(18)%
Asset Management	150,600	114,082	131,432	32%	15%
RJ Bank	165,185	138,015	162,797	20%	1%
Other (4)	(2,920)	(9,643)	(4,958)	70%	41%
Intersegment eliminations	(36,420)	(22,757)	(33,829)
Total net revenues	$1,726,161	$1,492,802	$1,690,111	16%	2%

Pre-tax income/(loss): (3)
Private Client Group	$155,063	$73,358	$142,269	111%	9%
Capital Markets	4,807	21,444	43,934	(78)%	(89)%
Asset Management	57,399	41,909	48,760	37%	18%
RJ Bank	114,155	104,121	113,281	10%	1%
Other (4)	(20,181)	(34,453)	(69,804)	41%	71%
Pre-tax income	$311,243	$206,379	$278,440	51%	12%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended			% change from
$ in thousands	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017
Securities commissions and fees by segment:
Private Client Group	$991,054	$853,219	$933,720	16%	6%
Capital Markets:
Equity	53,371	64,319	40,112	(17)%	33%
Fixed Income	65,201	75,374	61,895	(13)%	5%
Intersegment eliminations	(6,060)	(8,527)	(9,222)
Total securities commissions and fees	$1,103,566	$984,385	$1,026,505	12%	8%

Investment banking revenues:
Equity:
Underwritings	$8,956	$14,509	$16,892	(38)%	(47)%
Mergers & acquisitions and advisory fees	42,998	27,174	84,503	58%	(49)%
Fixed Income	8,132	8,478	11,540	(4)%	(30)%
Tax credit funds syndication fees	4,817	11,126	18,214	(57)%	(74)%
Other	(1)	138	(467)	NM	(100)%
Total investment banking revenues	$64,902	$61,425	$130,682	6%	(50)%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$6,940	$10,644	$6,696	(35)%	4%
Other	12,261	11,943	15,611	3%	(21)%
Total other revenues	$19,201	$22,587	$22,307	(15)%	(14)%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$279	$2,035	$5,958	(86)%	(95)%
Consolidation of low-income housing tax credit funds	(2,779)	(2,013)	(3,560)	(38)%	22%
Other	2,941	1,114	1,381	164%	113%
Total net income attributable to noncontrolling interests	$441	$1,136	$3,779	(61)%	(88)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

	For the period ended
Total company	December 31, 2017			December 31, 2016		September 30, 2017
Total assets	$36.1	bil.	(5)	$31.7	bil.	$34.9	bil.
Total equity (3)	$5.7	bil.		$5.1	bil.	$5.6	bil.
Book value per share (6)	$39.25			$35.55		$38.74
Tangible book value per share (1) (6)	$34.94			$32.26		$35.58
Return on equity - quarter (7)	8.4%			11.7%		14.1%
Adjusted return on equity - quarter (1) (7)	16.8%			14.0%		15.8%
Total compensation ratio - quarter (8)	66.8%			67.4%		65.3%
Pre-tax margin on net revenues - quarter (9)	18.0%			13.8%		16.5%
Adjusted pre-tax margin on net revenues - quarter (1) (9)	18.3%			16.7%		18.7%
Effective tax rate - quarter	61.7%			29.0%		30.1%
Adjusted effective tax rate - quarter (1)	24.1%			NA		NA

Total company capital ratios:
Tier 1 capital ratio	22.4%		(5)	21.2%		23.0%
Total capital ratio	23.4%		(5)	22.2%		23.9%
Tier 1 leverage ratio	14.4%		(5)	14.5%		15.0%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017
Client assets under administration	$727.2	$616.9	$692.9	18%	5%
Private Client Group assets under administration	$692.1	$585.6	$659.5	18%	5%
Private Client Group assets in fee-based accounts	$316.7	$240.2	$294.5	32%	8%
Financial assets under management	$130.3	$79.7	$96.4	63%	35%
Clients’ domestic cash balances (10)	$44.3	$46.1	$43.0	(4)%	3%

Private Client Group financial advisors	As of
	December 31, 2017		December 31, 2016	September 30, 2017
Employees	3,038		2,985	3,041
Independent contractors	4,499	(11)	4,143	4,305
Total advisors	7,537		7,128	7,346

Raymond James Bank ($ in thousands)	For the period ended
	December 31, 2017		December 31, 2016	September 30, 2017
Total assets (12)	$21,866,592		$18,159,566	$20,882,722
Total equity	$1,821,615		$1,721,617	$1,823,342
Bank loans, net	$17,697,298		$15,828,752	$17,006,795
Bank loan loss provision/(benefit)	$1,016		$(1,040)	$(110)
Net charge-offs/(recoveries)	$94		$(1,602)	$1,606
Allowance for loan losses	$191,269		$197,680	$190,442
Allowance for loan losses (as % of loans)	1.08%		1.25%	1.11%
Total nonperforming assets	$41,632		$69,127	$43,699
Nonperforming assets (as % of total assets)	0.19%		0.38%	0.21%
Total criticized loans (13)	$235,809		$222,766	$264,664
Criticized loans (as % of loans)	1.32%		1.39%	1.54%

RJ Bank capital ratios:
Tier 1 capital ratio	12.2%	(5)	12.5%	12.5%
Total capital ratio	13.4%	(5)	13.7%	13.8%
Tier 1 leverage ratio	8.6%	(5)	9.7%	8.9%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Net Interest Analysis (Unaudited)

	Three months ended
	December 31, 2017			December 31, 2016			September 30, 2017
$ in thousands	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,354,464	$4,432	1.30%	$905,877	$1,244	0.54%	$992,646	$3,100	1.24%
Available-for-sale securities	2,168,610	10,143	1.87%	872,859	3,077	1.41%	2,018,890	9,433	1.87%
Loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	7,413,409	73,792	3.89%	7,477,477	71,306	3.75%	7,326,719	72,247	3.86%
Commercial real estate (CRE) construction loans	140,472	1,723	4.80%	132,506	1,505	4.44%	120,400	1,455	4.73%
CRE loans	3,036,603	28,759	3.71%	2,549,914	22,254	3.42%	3,042,657	29,472	3.79%
Tax-exempt loans (14)	1,039,814	6,706	3.42%	808,160	5,246	3.99%	984,786	6,362	3.98%
Residential mortgage loans	3,245,333	24,790	3.06%	2,559,074	18,564	2.84%	3,047,822	23,126	3.03%
Securities-based loans	2,471,054	23,240	3.68%	1,951,644	15,389	3.09%	2,332,112	21,452	3.60%
Loans held for sale	115,882	1,010	3.46%	180,052	1,261	2.81%	173,527	1,440	3.35%
Total loans, net	17,462,567	160,020	3.65%	15,658,827	135,525	3.47%	17,028,023	155,554	3.67%
FHLB stock, Federal Reserve Bank of Atlanta stock, and other	130,817	1,400	4.25%	171,818	928	2.14%	185,559	1,250	2.68%
Total interest-earning banking assets	21,116,458	$175,995	3.32%	17,609,381	$140,774	3.21%	20,225,118	$169,337	3.36%
Total interest-bearing banking liabilities	19,377,759	$12,956	0.26%	15,988,180	$6,502	0.16%	18,483,961	$12,845	0.27%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,738,699	$163,039		$1,621,201	$134,272		$1,741,157	$156,492
Net interest margin (net yield on interest-earning banking assets)			3.08%			3.06%			3.11%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended
$ in thousands, except per share amounts	December 31, 2017	December 31, 2016	September 30, 2017
Net income (3)	$118,842	$146,567	$193,489
Non-GAAP adjustments:
Acquisition-related expenses (15)	3,927	12,666	877
Losses on extinguishment of debt (16)	—	—	37,464
Jay Peak settlement (17)	—	30,000	—
Sub-total pre-tax non-GAAP adjustments	3,927	42,666	38,341
Tax effect on non-GAAP adjustments above	(1,100)	(12,365)	(14,570)
Discrete impact of the Tax Act (18)	117,169	—	—
Total non-GAAP adjustments, net of tax	119,996	30,301	23,771
Adjusted net income	$238,838	$176,868	$217,260

Pre-tax income (3)	$311,243	$206,379	$278,440
Pre-tax non-GAAP adjustments (as detailed above)	3,927	42,666	38,341
Adjusted pre-tax income	$315,170	$249,045	$316,781
Pre-tax margin on net revenues (9)	18.0%	13.8%	16.5%
Adjusted pre-tax margin on net revenues (9)	18.3%	16.7%	18.7%

Earnings per common share:
Basic	$0.82	$1.03	$1.34
Diluted	$0.80	$1.00	$1.31
Adjusted earnings per common share:
Adjusted basic	$1.65	$1.24	$1.51
Adjusted diluted	$1.61	$1.21	$1.47

Average equity (19)	$5,639,231	$4,998,712	$5,485,493
Adjusted average equity (19)	$5,699,229	$5,054,001	$5,497,378
Return on equity (7)	8.4%	11.7%	14.1%
Adjusted return on equity (7)	16.8%	14.0%	15.8%

Total equity (3)	$5,696,748	$5,080,877	$5,581,713
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net of related deferred taxes	624,655	469,336	454,818
Tangible total equity	$5,072,093	$4,611,541	$5,126,895
Common shares outstanding	145,154	142,930	144,097
Book value per share (6)	$39.25	$35.55	$38.74
Tangible book value per share (6)	$34.94	$32.26	$35.58

Effective tax rate:
For the three months ended December 31, 2017 ($ in thousands)	Pre-tax income including noncontrolling interests	Provision for income taxes	Effective tax rate
	$311,684	$192,401	61.7%
Less: discrete impact of the Tax Act (18)		117,169
As adjusted for discrete impact of the Tax Act		$75,232	24.1%

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

2.
Our U.S. federal statutory tax rate will be 24.5% for the fiscal year ended September 30, 2018, which reflects a blended federal statutory rate of 35% for the fiscal first quarter and 21% for the remaining three fiscal quarters.

3.	Excludes noncontrolling interests.

4.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, losses on extinguishment of debt and the acquisition and integration costs associated with certain acquisitions.

5.	Estimated.

6.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

7.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

8.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

9.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

10.	Domestic broker-dealer client cash balances are deposited or invested in the Raymond James Bank Deposit Program, client interest program and/or money market funds, depending on the clients’ elections.

11.	Includes 126 registered individuals who met the requirements to be classified as financial advisors in the current quarter following our periodic review procedures.

12.	Includes affiliate deposits.

13.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

14.	The average yield is presented on a tax-equivalent basis for each respective period.

15.
Represents acquisition-related expenses associated with our current year acquisition of Scout Investments and its Reams Asset Management division as well as our 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management and MacDougall, MacDougall & MacTier, Inc.

16.	Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019.

17.
Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov).

18.
The discrete impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

19.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.